UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 S. Walnut Street, Unit 1A, Itasca, IL 60143

(Address of principal executive offices, including Zip Code)

(847) 773-1665

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGF	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2023, FG Financial Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (“ThinkEquity”), as representative of the underwriters named therein (the “Underwriters”), which provided for the issuance and sale by the Company and the purchase by the Underwriters, in a firm commitment underwritten public offering (the “Offering”), of 865,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Subject to the terms and conditions contained in the Underwriting Agreement, the shares are being offered at a public offering price of $1.85 per share, less certain underwriting commissions. The Company also granted the underwriters a 45-day option to purchase up to 129,750 additional shares of Common Stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-253285), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 9, 2021 under the Securities Act of 1933, as amended (the “Securities Act”). A final prospectus supplement and the accompanying prospectus describing the terms of the Offering was filed with the SEC on May 31, 2023 and is available on the SEC’s website located at http://www.sec.gov.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, and termination and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, all of the Company’s executive officers and directors agreed not to sell or transfer any securities of the Company held by them for a period of ninety (90) days from the date of the Underwriting Agreement, subject to limited exceptions.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such exhibit. A copy of the opinion of Holland & Hart LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement.

On May 26, 2023, the Company and ThinkEquity mutually agreed to terminate the Sales Agreement, dated as of November 3, 2022 (the “Sales Agreement”), between the Company and ThinkEquity, effective as of May 26, 2023 (the “Termination Date”). In accordance with the terms of the Sales Agreement, the Company was initially authorized to offer and sell shares of Common Stock having an aggregate offering price of up to $2,757,076 from time to time through ThinkEquity, as its sales agent, in an “at the market” equity offering program. Through the Termination Date, the Company had sold an aggregate of 27,186 shares of Common Stock through the Agent under the Sales Agreement, resulting in gross proceeds of $73,974.79.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2022 and is incorporated herein by reference.

Item 8.01 Other Information

On May 30, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 2, 2023, the Company issued a press release announcing the closing of the Offering. The net proceeds to the Company from the Offering were $1,388,232.50, after deducting underwriting discounts and commissions and other estimated offering expenses. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes. A copy of the press release is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

1.1	Underwriting Agreement, dated May 18, 2021, by and between FG Financial Group, Inc. and ThinkEquity LLC.
5.1	Opinion of Holland & Hart LLP.
23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1).
99.1	Press Release issued by the Company on May 30, 2023.
99.2	Press Release issued by the Company on June 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG FINANCIAL GROUP, INC.

Date: June 2, 2023	By:	/s/ Hassan R. Baqar
	Name:	Hassan R. Baqar
	Title:	Chief Financial Officer & Executive Vice President